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                                                                   Exhibit 10.89



                             THE PIONEER GROUP, INC.

                            ------------------------



                          SUPPLEMENTAL AGREEMENT NO. 5

                          Dated as of November 11, 1999

                                  amending the

                   Note Agreement dated as of August 14, 1997
                                  (as amended)



                            ------------------------



                              Senior Notes due 2004









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                             THE PIONEER GROUP, INC.

                          SUPPLEMENTAL AGREEMENT NO. 5



                                                         as of November 11, 1999

                            Re: Senior Notes due 2004



The Travelers Insurance Company
One Tower Square
Hartford, CT 06183-2030

Ladies and Gentlemen:

                  THE PIONEER GROUP, INC., a Delaware corporation (the "Company"), hereby agrees with you as follows:

                  Section 1. NOTE AGREEMENT AMENDMENTS. Pursuant to the Note Agreement dated as of August 14, 1997, as amended by Supplemental Agreement No. 1 and Supplemental Agreement No. 2, each dated as of September 30, 1998, Supplemental Agreement No. 3, dated as of December 29, 1998 and Supplemental Agreement No. 4, dated as of June 30, 1999 (as so amended, the "Note Agreement"), entered into by the Company with The Travelers Insurance Company, the Company issued and sold $20,000,000 aggregate principal amount of its Senior Notes due 2004 (the "Notes"). Unless the context otherwise requires, capitalized terms used herein without definition have the respective meanings ascribed thereto in the Note Agreement. The Notes originally bore an interest rate of 7.95% per annum. Pursuant to Supplemental Agreement No. 1, such interest rate was changed to a floating rate of interest as therein described. Pursuant to Supplemental Agreement No. 3, such interest rate was changed to a fixed rate of 8.95% per annum. The Company has requested you, as the holder of all of the outstanding Notes, further to amend the Note Agreement and the Notes. Subject to this Supplemental Agreement No. 5 (this "Supplemental Agreement") becoming effective as hereinafter provided, the Company and the holder of the Notes do hereby agree that the Note Agreement is amended pursuant to Section 11.1 of the Note Agreement as follows:
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                  A.  Section 1 of the Note Agreement is amended by:

                   1. deleting the definitions of "Consolidated Tangible Net Worth", "Default Rate" and "Subsidiary Guarantors" in their entirety and replacing them with the following new definitions:

                           "'Consolidated Tangible Net Worth' means, at any
                  date, the total of:

                           (a) stockholders' equity of the Company and its
                  Subsidiaries (excluding the effect of any foreign currency translation adjustments) determined in accordance with GAAP on a consolidated basis, minus

                           (b) the amount by which such stockholders' equity has
                  been increased by the write-up of any asset of the Company and its Subsidiaries (excluding any write-ups net of write-downs associated with any venture capital investments of the Company and its Subsidiaries), minus

                           (c) assets of the Company and its Subsidiaries that
                  are considered intangible assets under GAAP (including but not limited to customer lists, goodwill, computer software and capitalized research and development costs other than the capitalized development costs relating to the natural resource business operations of the Company or any of its Subsidiaries), plus

                           (d) the amount by which such stockholders' equity has
                  been decreased by the after-tax noncash write-down of assets employed in the Company's and its Subsidiaries' international operations, up to an aggregate of all such write-downs of $12,500,000."

                                     * * * *

                           "'Default Rate' means that rate of interest that is
                  the greater of (i) 11.45% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City at its prime rate."

                                     * * * *
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                                       3



                  B. Section 4.6 of the Note Agreement is amended by changing the definition of "Remaining Scheduled Payments" by deleting the phrase "determined for such purpose at the rate of 8.95%" and replacing it with the phrase "determined for such purpose at the rate of 9.45%".

                  C. Section 7.5.3 is amended to read in its entirety as follows:

                  "7.5.3.  Consolidated Tangible Net Worth.

                  Consolidated Tangible Net Worth shall, on and after September 30, 1999, at all times equal or exceed $72,500,000; provided, however, that on the first day of each fiscal quarter of the Company beginning with the fiscal quarter ending September 30, 1999, such dollar amount shall be increased by an amount equal to 50% of the sum, for the fiscal quarter then most recently ended, of (i) Consolidated Net Income (only if in excess of zero) and (ii) the after-tax gain on the sale or disposition of assets or capital stock of Pioneer Goldfield Entities."

                  D. Section 7.6.1 is amended to read in its entirety as follows:

                  "7.6.1. Indebtedness in respect of the Credit Obligations and the Bank Credit Facility, provided that after such Indebtedness under the Bank Credit Facility has been repaid in full and the Bank Credit Facility has been terminated, other Indebtedness of the Company (including without limitation in respect of the Credit Obligations) shall not exceed $105,000,000."

                  E. A new Section 7.9.A is hereby added to the Note Agreement immediately after Section 7.9 to read as follows:

                  "7.9.A. Cash Expenditures.The Company and each of its Subsidiaries shall restrict the net amount of cash expended on international operations and timber operations as follows:

                  7.9.A.1. During the period commencing September 30, 1999 and ending March 31, 2000, the Company and its Subsidiaries shall not expend cash in connection with the Company's or any Subsidiary's international operations that in the aggregate exceeds $10,000,000, net of any cash provided during such period by such international operations.

                  7.9.A.2. During the period commencing April 1, 2000 and ending March 31, 2001, the Company and each of its
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         Subsidiaries shall not expend cash in connection with the Company's or any Subsidiary's international operations that in the aggregate exceeds $15,000,000, net of any cash provided during such period by such international operations.

                  7.9.A.3. On and after October 1, 1999, the Company and each of its Subsidiaries shall not expend cash in connection with the Company's or any Subsidiary's timber operations that in the aggregate exceeds $3,000,000, net of any cash provided during such period by such timber operations.

                  7.9.A.4. For purposes of this Section 7.9.A, references to international operations shall not include any operations of the Company's Core Mutual Fund Subsidiaries and any Subsidiaries of such Core Mutual Fund Subsidiaries."

                  F. Amendment to Exhibit 2.1. Exhibit 2.1 of the Note Agreement is deleted in its entirety and replaced with Exhibit A hereto.

                  G. Amendment to Exhibit 9.1.12. Exhibit 9.1.12 of the Note Agreement, entitled "Officers of the Company," is deleted in its entirety and replaced with Exhibit B hereto.

                  Section 2. AMENDMENT OF OUTSTANDING NOTE. Subject to this Supplemental Agreement becoming effective, the text of the outstanding Note (other than the date, the name of the payee and the principal amount, which are unchanged), is amended pursuant to Section 11.1 of the Note Agreement, to read as provided in Exhibit A to this Supplemental Agreement.

                  Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you as follows:

                 A. Organization, Authorization, Etc. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, and has all requisite power and authority to execute, deliver and perform its obligations under the Note Agreement as amended by this Supplemental Agreement.

         The execution, delivery and performance of this Supplemental Agreement has been duly authorized by all necessary corporate and, if required, stockholder action on the part of the Company and each Subsidiary Guarantor, as applicable. This Supplemental Agreement is a legal, valid and binding obligation of the Company and the Subsidiary Guarantors, as applicable, enforceable against the Company or such Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by bankruptcy,
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insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 B. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company or the Subsidiary Guarantors of this Supplemental Agreement does not and will not (A) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (B) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (C) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

                 C. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Subsidiary Guarantor of this Supplemental Agreement.

                 D. No Default, etc. No Event of Default or Default has occurred and is continuing, and neither the Company nor any Core Mutual Fund Subsidiary is in default (whether or not waived) in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any Indebtedness and there is no pending request by the Company (except pursuant to this Supplemental Agreement) or any such Subsidiary for any amendment or waiver in respect of any contemplated or possible default with respect to such Indebtedness and no event has occurred and is continuing which, with notice or lapse of time or both, would become such a default.

                 E. No Undisclosed Fees. The Company has not, directly or indirectly, other than with respect to the payment of consideration disclosed to the Noteholders, paid or caused to be paid any consideration (as supplemental or additional interest, a fee or otherwise) to any party to the Bank Credit
Facility in order to induce such party to enter into an agreement
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substantially similar to this Supplemental Agreement, nor has the Company agreed to made any such payment.

                  Section 4. REPRESENTATION OF THE NOTEHOLDER. You represent to the Company that you are the beneficial owner of Notes in an aggregate principal amount of $20,000,000.

                  Section 5. EFFECTIVENESS OF THIS SUPPLEMENTAL AGREEMENT. This Supplemental Agreement shall become effective on the date (the "Effective Date") on which all of the following conditions precedent shall have been satisfied:

                 A. Proceedings. All proceedings taken by the Company and the Subsidiary Guarantors in connection with the transactions contemplated hereby and all documents and papers incident thereto shall be satisfactory to you, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents and papers, all in form and substance satisfactory to you, as you or they may reasonably request in connection therewith.

                 B. Representations and Warranties. The representations and warranties of the Company contained in Section 3 of this Supplemental Agreement shall be true on and as of the Effective Date as though such representations and warranties had been made on and as of the Effective Date, and you shall have received a certificate of a senior financial officer of the Company, dated the Effective Date, to such effect.

                 C. Opinion of Counsel for the Company. You shall have received an opinion in form and substance satisfactory to you, dated the date of this Supplemental Agreement, from Robert P. Nault, General Counsel for the Company, concerning the due authorization, execution, delivery and performance of this Supplemental Agreement and such other matters incident to the transactions contemplated hereby as you may reasonably request.

                  D. Cash Flow Forecasts. The Company shall have provided monthly cash flow forecasts for the period commencing October 1, 1999 and ending June 30, 2000.
                  E. Payment of Fees. The Company shall have paid you an amendment fee equal to 0.50% of the unpaid principal amount of the Notes and an administrative fee of $36,000. The Company shall have also paid the fees and disbursements of your special counsel as contemplated by Section 8 of this Supplemental Agreement.

                 Section 6. CONDITION SUBSEQUENT. You agree to release Pioneer Management (Ireland) Limited from the Guarantee subject
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to the condition subsequent that the Company shall have obtained from the lenders party to the Bank Credit Facility within thirty days of the Effective Date, as defined herein, documentation sufficient to release Pioneer Management (Ireland) Limited as guarantor under the Bank Credit Facility. You agree that this release is effective as of January 1, 1999.

                  Section 7. EXCHANGE OR NOTATION OF NOTES. Prior to any transfer of an outstanding Note you agree that you will either make a notation of the amendment of such Note pursuant to this Supplemental Agreement, or surrender such Note in exchange for a new Note in accordance with Section 12.2 of the Note Agreement. Any Note executed and delivered on or after the Effective Date shall be in the form of Exhibit A hereto.

                  Section 8. EXPENSES. Without limiting the generality of
Section 5.8 of the Note Agreement, the Company agrees, whether or not the transactions contemplated hereby are consummated, to pay the reasonable fees and disbursements and other charges of Willkie Farr & Gallagher, your special counsel, for their services rendered in connection with such transactions and with respect to this Supplemental Agreement and any other document delivered pursuant to this Supplemental Agreement and reimburse you for your out-of-pocket expenses in connection with the foregoing.
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                  Section 9. RATIFICATION. Except as amended hereby, the Note
Agreement is in all respects ratified and confirmed and the provisions thereof shall remain in full force and effect, and the Subsidiary Guarantors hereby ratify their obligations thereunder and under the Subsidiary Guarantees to which they are a party.

                  Section 10. COUNTERPARTS. This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 11. GOVERNING LAW. This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  If you are in agreement with the foregoing, please sign the form of acceptance in the space below provided, whereupon this Supplemental Agreement shall become a binding agreement between you and the Company, with the approval of the Subsidiary Guarantors, subject to becoming effective as hereinabove provided.

                                      THE PIONEER GROUP, INC.

                                      By:/s/ Eric W. Reckard
                                         ----------------------------------
                                         Title: Executive Vice President,
                                               Chief Financial Officer and
                                               Treasurer

                                      60 State Street
                                      Boston, MA 02109-1820

                                      SUBSIDIARY GUARANTORS

                                      PIONEER INVESTMENT MANAGEMENT, INC.

                                      By:/s/ Eric W. Reckard
                                         ----------------------------------
                                         Title: Treasurer

                                      60 State Street
                                      Boston, MA 02109-1820

                                      PIONEER MANAGEMENT (IRELAND) LTD.

                                      By:/s/ John F. Cogan, Jr.
                                         ----------------------------------
                                         Title: Director

                                      60 State Street
                                      Boston, MA 02109-1820
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                                       9



                                      PIONEERING SERVICES CORPORATION

                                      By:/s/ Eric W. Reckard
                                         ----------------------------------
                                         Title: Treasurer

                                      60 State Street
                                      Boston, MA 02109-1820



  ACCEPTED

  THE TRAVELERS INSURANCE COMPANY

  By: /s/ Pamela Westmoreland
     -------------------------
     Title: Investment Officer
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                                    EXHIBIT A

                                                                     EXHIBIT 2.1

                                 [FORM OF NOTE]

                             THE PIONEER GROUP, INC.

                           9.45% Senior Note due 2004


No. R-                                                       New York, New York
$______________                                                          [Date]
PPN:[ ]


                  THE PIONEER GROUP, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ____________________ Dollars (or so much thereof as shall not have been prepaid) on August 15, 2004, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of 9.45% per annum, quarterly on February 15, May 15, August 15 and November 15 in each year until such principal sum shall have become due and payable (whether at maturity, at a date fixed for prepayment or by declaration, acceleration or otherwise), and to pay on demand interest (so computed) on any overdue principal and premium, if any, and (to the extent permitted by applicable law) on any overdue interest, at a rate per annum equal to the greater (determined on a daily basis) of (i) 11.45% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in The City of New York as its prime or base rate. Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in the manner and to the address designated by the holder hereof and, in the absence of such designation, at said principal office of Citibank, N.A.

                  This Note is one of an issue of Senior Notes of the Company issued pursuant to the Note Agreement dated as of August 14, 1997, as amended by Supplemental Agreement No. 1 dated as of September 30, 1998, Supplemental Agreement No. 2 dated as of September 30, 1998, Supplemental Agreement No. 3 dated as of December 30, 1998, Supplemental Agreement No. 4 dated as of June 30, 1999 and Supplemental Agreement No. 5 dated as of November 11, 1999 (as so amended, the "Note Agreement"), entered into by the Company and certain of its Subsidiaries, as guarantors, with an institutional investor. The holder of this
Note is entitled to the
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benefits of the Note Agreement and is also entitled to the benefits of a certain
Intercreditor Agreement referred to therein.

                  The Company may at its election prepay this Note, in whole or in part, and the maturity hereof may be accelerated following an Event of Default, all as provided in the Note Agreement, to which reference is made for the terms and conditions of such provisions as to prepayment and acceleration, including without limitation the payment of a make-whole premium in connection therewith.

                  Upon surrender of this Note for registration of transfer or exchange, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and, at the option of the holder, registered in the name of, the transferee. The Company and any agent of the Company may deem and treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payments of the principal of, premium, if any, and interest hereon and for all other purposes whatsoever, whether or not this Note is overdue, and the Company shall not be affected by any notice to the contrary.

                  As provided in the Note Agreement, this Note shall be governed by and construed in accordance with the law of the State of New York.



                                   THE PIONEER GROUP, INC.



                                   By_______________________________
                                     Title:
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                                    EXHIBIT B

                                 Exhibit 9.1.12


                             OFFICERS OF THE COMPANY


1.  John F. Cogan, Jr.     Chairman of the Board, Chief Executive Officer and
                           President of the Company
2.  Eric W. Reckard        Executive Vice President, Chief Financial Officer and
                           Treasurer of the Company and Subsidiaries
3.  David D. Tripple       Executive Vice President of the Company and President
                           of Pioneer Investment Management, Inc. and Pioneer
                           Funds Distributor, Inc.
4.  William H. Smith, Jr.  Executive Vice President of the Company and Director
                           of Pioneering Services Corporation
5.  Roger K. Leonard       Managing Director and Chief Executive of Pioneer
                           Goldfields Limited and Managing Director of Teberebie
                           Goldfields Limited